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                                                                    Exhibit 23.3
                                                                    ------------


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lowe's Companies, Inc. 2001 Incentive Plan of our report dated March 10, 1999, with respect to the consolidated financial statements of Eagle Hardware & Garden, Inc. for the fiscal year ended January 29, 1999, included in Lowe's Companies, Inc.'s Annual Report (Form 10-K/A) for the fiscal year ended February 2, 2001, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP

Seattle, Washington
November 12, 2001